Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251394) and Form S-8 (Nos. 333-250179, 333-251904 and 333-252647) of Liquidia Corporation of our report dated March 25, 2021 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 25, 2021